                           Pages where confidential treatment has been requested
                         have the words "Confidential Treatment Requested" typed
                      at the bottom of the page, and the appropriate information has been marked with asterisks.

                                                                    EXHIBIT 10.2

[VIASOFT LOGO]  FY98 INCENTIVE PLAN

EMPLOYEE                   Kevin M. Hickey
POSITION                   Executive Vice President & Chief of Operations
REGION                     The Americas for Commissions; Corporate for bonuses
EFFECTIVE DATE             July 1, 1997
QUOTA                      $********** Americas Annual License Revenue
                           $********** Americas Annual Service Revenue

TERRITORY OR GEOGRAPHIC SCOPE

All territories that encompass VIASOFT consolidated.

INCENTIVE COMPENSATION

1.  COMMISSION RATES ON REVENUE

Commissions will be paid monthly by multiplying the commission factor by the monthly commissionable revenue as follows:

                                                                                   Commission Factors
                                                                                   ----------------------
                                                                                   License       Services
         Up to 100% of the assigned license quota                                  ******        ******
         100% - 110% of the assigned license quota                                 ******        ******
         Above 100% of the assigned license quota                                  ******        ******

The commissions will be paid on the basis of a fiscal-year running total and are not retroactive. To determine the actual commissions payable each month, the monthly commissionable revenue is multiplied by the appropriate percent based on fiscal year-to-date performance. License revenue must be at 100% or better of the target in order to increase the commission on service revenue.

2.  QUARTERLY COMPANY PERFORMANCE BONUS                         TARGET: $******

A quarterly bonus will be paid if VIASOFT meets or exceeds its Net Income objective for the quarter. If Net Income is below plan for the quarter, there will be no bonus paid. Missed quarterly bonuses cannot be recovered in future quarters. Bonuses will be prorated if participation begins within a quarter.

3.  ANNUAL COMPANY PERFORMANCE                            BONUSTARGET:  $******

A bonus will be paid based on taking VIASOFT's annual Net Income attainment and applying it against the budgeted Net Income target (Profit Attainment Percentage). Bonuses will be paid according to the following table. If the Profit Attainment is 85% below plan for the year, there will be no bonus paid. Bonuses will be prorated if participation begins within the fiscal year.

                       "CONFIDENTIAL TREATMENT REQUESTED"


VIASOFT CONFIDENTIAL
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FY98 Executive Vice President & Chief of Operations                       Page 2
Incentive Plan for Kevin M. Hickey

         If Profit Attainment Percentage is (less than) 85%, the bonus is zero.

         If Profit Attainment Percentage is (greater than or equal to) 85% and (less than) 90%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 0.5).


         If Profit Attainment Percentage is (greater than or equal to) 90% and (less than) 105%, the bonus is the Profit Attainment Percentage multiplied by the Target Bonus.


         If Profit Attainment Percentage is (greater than or equal to) 105% and (less than) 130%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 1.25).

         If Profit Attainment Percentage is (greater than) 130%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 1.5).

Example: Profit attainment at 110% of plan will result in a bonus of $****** (110% X $****** X 1.25).

PRESIDENT'S CLUB

The Executive Vice President, Americas and Chief of Operations and his/her spouse (or boyfriend/girlfriend) will be participate in the President's Club provided the individual is employed in this capacity at the time of the President's Club.

President's Club attendance is NOT part of the EVP's regular compensation. Should the EVP transfer to another department, be unable to attend for personal reasons (i.e., illness, death in the family, etc.), or leave VIASOFT, the EVP forfeits the opportunity to attend and will receive no compensation in lieu of attending.

CHARGEBACKS
Any amounts included in commissionable revenues for which the invoice has not been paid by the customer within 90 days after inclusion or that is refunded the customer, will be charged back against any commissionable revenues or applicable bonuses at the expiration of such 90-day period. In the event of charged back sales, commission credit will be reinstated only upon the receipt of payment. In the event of either termination or voluntary resignation, any commissions which are charged back will be offset against salary, vacation payments, commissions, or any other compensation available. If additional amounts remain due, the employee agrees to promptly reimburse VIASOFT. Any amounts not recovered will be subject to collection action at employee's expense, including reimbursing VIASOFT for attorney fees and costs.

RESOLUTION
Any questions, disputes, or ambiguities that arise hereunder will be conclusively resolved by the Chairman/CEO at his sole discretion. Any required interpretations of this plan will be made by the Chairman/CEO at his sole discretion.

WHEN COMMISSIONS ARE EARNED
Commissions are earned on product revenue in the month sold, providing all contractual matters are resolved, and the contract is signed by an authorized representative of VIASOFT. Commissions are earned on service revenue in the month performed, providing all contractual matters are resolved, and the contract is signed by an authorized representative of VIASOFT. The employee must be actively employed in the assigned role according to the incentive plan when the commission is earned to receive any commissions.


                       "CONFIDENTIAL TREATMENT REQUESTED"

VIASOFT CONFIDENTIAL
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FY98 Executive Vice President & Chief of Operations Incentive             Page 3
Plan for Kevin M. Hickey

VIASOFT reserves sole discretion, without notice or limitation, to deduct revenues considered questionable or uncollectible from any compensation calculation, or to accept, reject, or cancel an order to a customer and to deny sales credit accordingly. In the event of termination, VIASOFT reserves the right to withhold any commission payments if VIASOFT has not yet received payment by the customer(s).

WHEN COMMISSIONS ARE PAID
Commissions are paid monthly in the last pay period of the month following the month earned. For example, commissions earned in July are paid in the last pay period of August.

WHEN BONUSES ARE EARNED
Bonuses are earned on the last day of the fiscal quarter, or year, to which they are applicable per the incentive plan. The employee must be actively employed in the assigned role according to the incentive plan when the bonus is earned to receive any bonuses. VIASOFT reserves sole discretion, without notice or limitation, to deny compensation credit for incentive for items considered questionable or uncollectible as applicable in calculating the bonus.

WHEN BONUSES ARE PAID
Bonuses are paid on the last pay period of the month following the end of the fiscal quarter, or year, in which the bonus is earned. Bonuses based on company profit will be paid on the last pay period of the month following the company's financial audit. For example, a bonus earned at the completion of the first quarter (September 30) would be paid in the last pay period in October.

NOT AN EMPLOYMENT AGREEMENT
Nothing in this incentive plan is intended to or does create terms of a contract of employment between any employee and VIASOFT, nor shall anything in this incentive plan restrict the right of VIASOFT to terminate an employee's employment at any time. Employees to whom this incentive plan applies are employed by VIASOFT on an "at-will" basis, and have no guarantee of continued employment for any period of time. VIASOFT may terminate such employees at any time without cause, without reason, and without prior notice.

The terms of this incentive plan only apply during VIASOFT's fiscal year commencing July 1, 1997, and ending June 30, 1998, and shall have no effect whatsoever in any other period. This plan replaces any and all plans in effect prior to July 1, 1997.

In the event of employment termination (voluntary or involuntary) during the stated plan period, the employee will be paid any earned commissions and bonuses in accordance with this plan and applicable state and federal laws.

VIASOFT reserves the right to change, amend, or separate any employee from this plan at any time and for any reason, including (without limitation) changes in business conditions, corporate objectives, or an individual's performance. This can be done without prior notice.

No participant will have any right to money accrued through the plan unless and until all terms, provisions, or conditions, as set forth in this plan, have been met.

EMPLOYEE ACKNOWLEDGMENT AND AGREEMENT
I acknowledge that I have received, read, understand and agree to the terms and conditions of this plan.

/s/ Kevin M. Hickey                                   August 15, 1997
-------------------                                   --------------------------
Kevin M. Hickey                                                       DATE




VIASOFT CONFIDENTIAL